SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8 - K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 24, 2006


                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)


                                   Washington
                 (State of other jurisdiction of incorporation)


      0-10394                                               91-0864123
  (Commission File Number)                    (IRS Employer Identification No.)


  10525 Willows Road N.E., Redmond, WA                                    98052
(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (425) 881-6444


                                 Not Applicable
          (Former name or former address, if changed since last report)


                                Page 1 of 2 Pages


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Item 7.01  Regulation FD Disclosure and Item 1.01

Item 7.01

Annual Meeting of Shareholders Results


The Annual Meeting of Shareholders of Data I/O Corporation was held on Wednesday, May 24, 2006. The results for the matters that were submitted to the Shareholders are as follows:

 (1) Election of Directors:
     Daniel A. DiLeo, Paul A. Gary, Frederick R. Hume, Edward D. Lazowska, Steven M. Quist, William R. Walker were elected to serve as directors until the next annual meeting of shareholders or until his or her successor is elected and qualified or until such director's earlier death, resignation, or removal.

 (2) 2000 Stock Compensation Incentive Plan:
     The proposal to amend the Data I/O Corporation 2000 Stock Compensation Incentive Plan (the "2000 Plan") to increase the number of shares reserved for issuance under the 2000 Plan by an additional 300,000 shares of common stock was approved.

 (3) Ratification of Independent Auditors:
     The ratification of the continued appointment of Grant Thornton LLP as Data I/O's independent auditors for the calendar year ended December 31, 2006 was approved.


Item 1.01

Performance Award Shares

Data I/O Corporation granted Performance Award Shares to officers and key employees of the company on May 24, 2006. The grant was made under the terms and conditions contained in the Performance Award Agreement and in the Data I/O Corporation 2000 Stock Compensation Incentive Plan, as amended. For purposes of determining whether the Performance Award Shares will be paid, the performance period shall be Data I/O's fiscal years 2006 through 2008 and the performance goal is total revenue for the fiscal year ending December 31, 2008 equaling or exceeding $34,694,935. Upon a change in control, shares will vest 100%. Upon death, disability, or retirement shares will vest prorata over the performance period however, still subject to the performance goal.


SIGNATURE



                                    Data I/O Corporation


May 26, 2006                        By /s/Joel S. Hatlen
                                    Joel S. Hatlen
                                    Vice President - Finance
                                    Chief Financial Officer
                                    Secretary and Treasurer